UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8‑K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 5, 2009
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 2.02             RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 5, 2009, TOR Minerals International, Inc. (the "Company") announced its financial results for the second quarter ended June 30, 2009.  The Company reported a net loss available to common shareholders of ($23,000), or ($0.00) per diluted share, on net sales of $5,654,000 for the quarter ended June 30, 2009. This compares with a net loss available to common shareholders of ($353,000), or ($0.04) per diluted share, on net sales of $6,916,000 for the quarter ended June 30, 2008.

Net sales decreased 18 percent during the second quarter of 2009 primarily due to a 19 percent decrease in both HITOX and specialty alumina sales.  Although weakness in paint and plastics markets continued to affect HITOX sales during the second quarter, order rates improved during the second quarter resulting in a 46 percent sequential revenue increase from the first quarter of 2009.  During the second quarter of 2009, sales of specialty alumina products declined 19 percent versus the second quarter of 2008 and decreased 31 percent from the first quarter of 2009 primarily due to a decrease in European sales.

During the second quarter of 2009, the Company reported an operating profit of $100,000, compared to an operating loss of ($211,000) during the second quarter of 2008. In addition to lower energy and raw materials costs, several factors, including revenue mix, a 19 percent reduction of indirect production costs, and a 37 percent reduction in SG&A expenses, contributed to the improvement in second quarter profitability.

Commenting on the results, Dr. Olaf Karasch, Chief Executive Officer said, "Earlier in the year, we took the necessary steps to prepare for an extended period of weak demand in our end markets.  As a result of these steps, new, low-cost processing technologies and the dedicated efforts of our employees, the Company was able to return to operating profitability during the second quarter."

The Company said that it expects to see continued improvement in financial results during the third quarter of 2009.  "While continued improvements in profitability beyond third quarter will be dependent on top line performance, we are encouraged by the sequential improvement in HITOX order rates in the U.S. and Asia and have received significant interest in our new alumina products in the U.S.  We are continuing to maintain a lean organization and continuing to focus on product areas that have short sale cycles and can improve top line performance and plant utilization," continued Dr. Karasch.

A webcast discussing second quarter 2009 results can be accessed for a period of 30 days via the News section of the TOR Minerals' website at www.torminerals.com.

A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell Company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	99.1	Press Release, dated August 5, 2009, announcing the Company's second quarter 2009 earnings results
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: August 5, 2009		/s/ BARBARA RUSSELL
Barbara Russell Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 5, 2009, announcing the Company's second quarter 2009 earnings results
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